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                                                                   Exhibit 23.3
                                                                   ------------


           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


     We hereby consent to the reference to our firm in the Form 10-K of Barrett Resources Corporation (the "Company") for the years ended December 31, 1999 and 1998 and the incorporation by reference thereof of our reserve review letter reports into the Company's previously filed Registration Statements on Form S-3 (File Nos. 333-51985, 333-51461 and 333-85809) and on Form S-8 (File Nos. 333-
29669, 333-18311, 333-02529, 333-29577, 333-79849 and 333-36594).


                              /s/ Netherland, Sewell & Associates, Inc.

                              NETHERLAND, SEWELL & ASSOCIATES, INC.


Dallas, Texas
March 22, 2001